IKON Office Solutions, Inc.

7.75% SENIOR NOTES DUE 2015

Indenture

Dated as of September 21, 2005

The Bank of New York

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 11.02
(d)	7.06
314(a)	4.03, 4.04, 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	11.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01
(b)	N.A.
(c)	N.A.

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions

Section 1.02. Other Definitions

Section 1.03. Incorporation by Reference of Trust Indenture Act

Section 1.04. Rules of Construction

ARTICLE TWO

THE NOTES

Section 2.01. Form and Dating

Section 2.02. Execution and Authentication

Section 2.03. Methods of Receiving Payments on the Notes

Section 2.04. Registrar and Paying Agent

Section 2.05. Paying Agent to Hold Money in Trust

Section 2.06. Holder Lists

Section 2.07. Transfer and Exchange

Section 2.08. Replacement Notes

Section 2.09. Outstanding Notes

Section 2.10. Treasury Notes

Section 2.11. Temporary Notes

Section 2.12. Cancellation

Section 2.13. Defaulted Interest

Section 2.14. CUSIP Numbers

ARTICLE THREE

REDEMPTION AND OFFERS TO

PURCHASE

Section 3.01. Notices to Trustee

Section 3.02. Selection of Notes to Be Redeemed

Section 3.03. Notice of Redemption

Section 3.04. Effect of Notice of Redemption

Section 3.05. Deposit of Redemption Price

Section 3.06. Notes Redeemed in Part

Section 3.07. Optional Redemption

Section 3.08. Repurchase Offers

Section 3.09. Mandatory Redemption

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes

Section 4.02. Maintenance of Office or Agency

Section 4.03. Reports

Section 4.04. Compliance Certificate

Section 4.05. [intentionally omitted]

Section 4.06. Stay, Extension and Usury Laws

Section 4.07. Restricted Payments

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.10. Asset Sales

Section 4.11. Transactions with Affiliates.

Section 4.12. Liens.

Section 4.13. Business Activities.

Section 4.14. Repurchase upon a Change of Control.

Section 4.15. [intentionally omitted]

Section 4.16. Designation of Restricted and Unrestricted Subsidiaries

Section 4.17. Payments for Consent

Section 4.18. [intentionally omitted]

Section 4.19. Sale and Leaseback Transactions

Section 4.20. Suspension

Section 4.21. Issuances of Guarantees by Restricted Subsidiaries

ARTICLE FIVE

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets

Section 5.02. Successor Corporation Substituted

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default

Section 6.02. Acceleration

Section 6.03. Other Remedies

Section 6.04. Waiver of Past Defaults

Section 6.05. Control by Majority

Section 6.06. Limitation on Suits

Section 6.07. Rights of Holders of Notes to Receive Payment

Section 6.08. Collection Suit by Trustee

Section 6.09. Trustee May File Proofs of Claim

Section 6.10. Priorities

Section 6.11. Undertaking for Costs

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee

Section 7.02. Certain Rights of Trustee

Section 7.03. Individual Rights of Trustee

Section 7.04. Trustee’s Disclaimer

Section 7.05. Notice of Defaults

Section 7.06. Reports by Trustee to Holders of the Notes

Section 7.07. Compensation and Indemnity

Section 7.08. Replacement of Trustee

Section 7.09. Successor Trustee by Merger, Etc

Section 7.10. Eligibility; Disqualification

Section 7.11. Preferential Collection of Claims Against Company

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance

Section 8.02. Legal Defeasance and Discharge

Section 8.03. Covenant Defeasance

Section 8.04. Conditions to Legal or Covenant Defeasance

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

Section 8.06. Repayment to the Company

Section 8.07. Reinstatement

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes

Section 9.02. With Consent of Holders of Notes

Section 9.03. Compliance with Trust Indenture Act

Section 9.04. Revocation and Effect of Consents

Section 9.05. Notation on or Exchange of Notes

Section 9.06. Trustee to Sign Amendments, Etc

ARTICLE TEN

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge

Section 10.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

Section 10.03. Repayment to the Company

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls

Section 11.02. Notices

Section 11.03. Communication by Holders of Notes with Other Holders of Notes

Section 11.04. Certificate and Opinion as to Conditions Precedent

Section 11.05. Statements Required in Certificate or Opinion

Section 11.06. Rules by Trustee and Agents

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders

Section 11.08. Governing Law

Section 11.09. Consent to Jurisdiction

Section 11.10. No Adverse Interpretation of Other Agreements

Section 11.11. Successors

Section 11.12. Severability

Section 11.13. Counterpart Originals

Section 11.14. Acts of Holders

Section 11.15. Benefit of Indenture

Section 11.16. Table of Contents, Headings, Etc

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D	FORM OF NOTE FORM OF CERTIFICATE OF TRANSFER FORM OF CERTIFICATE OF EXCHANGE FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

INDENTURE dated as of September 21, 2005 among IKON Office Solutions, Inc., an Ohio corporation (the “Company”), and The Bank of New York as trustee.

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 7.75% Senior Notes due 2015 to be issued in one or more series as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

The Company and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.75% Senior Notes due 2015:

ARTICLE ONE

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Rule 144A.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Section 2.02 and 4.09 hereof.

“Adjusted Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs, (2) current liabilities and (3) all finance receivables.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise provided that for purposes of Sections 4.07, 4.10 and 4.11 only, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and

(2)	the issuance of Equity Interests by any Restricted Subsidiary (other than directors’ qualifying shares) or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $3.0 million;

(2)	a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)	the sale or other disposition of Cash Equivalents or marketable securities;

(6)	any transaction that constitutes a Permitted Investment or a Restricted Payment that is permitted by Section 4.07;

(7)	any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company and its Restricted Subsidiaries;

(8)	the creation of a Lien not prohibited by this Indenture;

(9)	sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any Restricted Subsidiary of the Company to the extent such license does not interfere with the business of the Company or any Restricted Subsidiary of the Company;

(10)	any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind; and

(11)	a Permitted Asset Securitization.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capital Lease Obligation”, and (b) in all other instances, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Borrowing Base” means the amount equal to 25% of the sum of (a) the book value of the accounts receivable of the Company and its Restricted Subsidiaries plus (b) the book value of the inventory of the Company, in each case as of the end of the most recently ended fiscal quarter of the Company for which financial statements of the Company have been made available.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, shares of corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)	time deposits, money market deposits and certificates of deposit with maturities of 270 days or less from the date of acquisition, with any commercial banks organized under the laws of the United States, the United Kingdom or Canada, each having capital and surplus in excess of $500.0 million and a rating of “A” or better by a nationally recognized statistical rating agency;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) or (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition, or any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(5)	tax-free variable rate demand notes which are fully supported by letters of credit with any financial institution meeting the qualifications specified in clause (3) of this definition;

(6)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 270 days after the date of acquisition;

(7)	instruments equivalent to those referred to in clauses (1) to (6) of this definition denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8)	investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of a majority of the voting power of the Voting Stock of the Company;

(4)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the ultimate Beneficial Owner of a majority of the voting power of all classes of the Voting Stock of the Company.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person.

“Company” means the corporation named as “the Company” in the first paragraph of this Indenture, not including any of its subsidiaries, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the “Company” shall mean such successor corporation.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of such Person and its Restricted Subsidiaries for such period to the extent that such Fixed Charges were deducted in computing such Consolidated Net income; plus

(3)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice and any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges or asset valuation adjustments made in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount of Consolidated Net Income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income for such period of any Person that is not a Subsidiary, of any Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded, provided that, to the extent not previously included in Consolidated Net Income, Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(2)	the income reflected on the “finance income” line on the Company’s consolidated statement of income and the interest expense reflected on the “finance interest expense” line on the Company’s consolidated statement of income, together with the related provision for taxes on such amounts calculated using the same effective tax rate as the consolidated effective tax rate for the same period, shall be excluded (except to the extent included pursuant to clause (1) above).

(3)	the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that, to the extent not previously included in Consolidated Net Income, Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (3)) in respect of such period;

(4)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(5)	the cumulative effect of a change in accounting principles shall be excluded;

(6)	restructuring charges related to actions taken prior to July 1, 2005, together with the related provision for taxes on such charges calculated using the same effective tax rate as the consolidated effective tax rate for the same period, shall be excluded;

(7)	non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, shall be excluded; and

(8)	unrealized gains and losses from Hedging Obligations that do not constitute Indebtedness shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the date of this Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of July 28, 2004, as amended on March 24, 2005, by and among the Company, as U.S. borrower, Ikon Office Solutions Group Plc, as U.K. borrower, the lenders from time to time party thereto and Wachovia Bank, National Association, as Administrative Agent and Collateral Agent, providing for up to $200 million of revolving credit borrowings, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time by one or more credit facilities, in which case, the credit agreement or similar agreement together with all other documents and instruments related shall constitute the “Credit Agreement,” whether with the same or new agents and lenders.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing the Company’s Obligations under the Credit Agreement), commercial paper facilities, fiscal agency agreements or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuance of notes, bonds, debentures or other evidences of Indebtedness, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities or forms of Indebtedness.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders or such Capital Stock than the terms applicable to the Notes and described in Sections 4.10 and 4.14; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Registered Exchange Offer in accordance with subsection 2.07(f) hereof.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

“Euroclear” means the Euroclear Clearance System and any successor thereto.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company or, if such amount exceeds $20.0 million, by the Board of Directors, whose determination shall be conclusive.

“Finance Subsidiary” means (i) IKON Receivables-2, LLC and IKON Receivables Funding, LLC and (ii) each other Subsidiary created or acquired after the Issue Date the primary business of which is the leasing or other financing of products distributed by the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person and Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4)	consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided that in no event shall interest expense reflected on the “finance interest expense” line on the Company’s consolidated statement of income be included within Fixed Charges.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in clause (2) of subsection 2.07(g) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, subsection 2.07(b), 2.07(d) or 2.07(f) of this Indenture.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2)	commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3)	foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person (without duplication):

(1)	any indebtedness of such Person, whether or not contingent, other than indebtedness supporting finance contracts and unsold residual value that is non-recourse to, and is not otherwise guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such indebtedness), the Company or any other Restricted Subsidiary thereof,

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (e) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

(c)	representing banker’s acceptances;

(d)	in respect of Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting the Company or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(e)	representing the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(2)	Capital Lease Obligations and Attributable Debt; and

(3)	Disqualified Stock.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	in the case of a Hedging Obligation that constitutes Indebtedness shall be equal to the notional amount of such Hedging Obligation;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Wachovia Capital Markets, LLC, Lehman Brothers Inc., ABN AMRO Incorporated, Greenwich Capital Markets, Inc., PNC Capital Markets, Inc., Scotia Capital (USA) Inc., BNY Capital Markets, Inc. and Fifth Third Securities, Inc., collectively.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees and other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such former Restricted Subsidiary at the time of such sale or other disposition.

“Issue Date” means September 21, 2005.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. An Operating Lease shall not constitute a Lien on the assets subject thereto.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any asset sale outside the ordinary course of business of such Person or its Restricted Subsidiaries; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain or loss of such Person or its Restricted Subsidiaries, together with any related provision for taxes on such extraordinary gain (or loss).

“Net Leverage Ratio” means, for any person as of any date (the “Leverage Calculation Date”), the ratio of (i) an amount equal to (a) Indebtedness of such Person and its Restricted Subsidiaries on the Leverage Calculation Date less (b) the cash and marketable securities of such person and its Restricted Subsidiaries on the Leverage Calculation Date, determined on a pro forma basis, to (ii) the Consolidated Cash Flow of such Person for such Person’s four most recently ended fiscal quarters for which financial statements are available. For purposes of calculating the Net Leverage Ratio, acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person and Investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the period for which the Net Leverage Ratio is being calculated and on or prior to the Leverage Calculation Date during the four-quarter reference period or subsequent to such reference period and on or prior to the Leverage Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the 7.75% Senior Notes due 2015 of the Company issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum dated September 16, 2005 relating to the offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of this Indenture.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease Obligation.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC (as defined in Section 2.01), shall include Euroclear and Clearstream).

“Permitted Asset Securitization” means each Permitted Lease Receivable Securitization and each Permitted Trade Receivable Securitization.

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related, complementary or ancillary thereto.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5)	Hedging Obligations that do not constitute Indebtedness;

(6)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)	stock, obligations or securities received in settlement of debt or satisfaction of judgments;

(8)	commission, payroll, travel, relocation and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)	any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investment is made by the Company or a Restricted Subsidiary for consideration consisting only of Capital Stock (other than Disqualified Stock) of the Company;

(11)	any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded in the same Person as the Investment replaced, refinanced or refunded;

(12)	Investments in Finance Subsidiaries or any Subsidiary SPC used to effect a Permitted Asset Securitization in an amount which, when taken together with all other Investments made pursuant to this clause (12) and then outstanding, does not exceed (a) the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets (calculated in dollars and converted into pounds sterling at the time of the proposed Investment) in the case of a Permitted Lease Receivable Securitization and (b) the greater of (i) $100.0 million or (ii) 10% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Trade Receivable Securitization; and

(13)	Investments not otherwise permitted by this definition in an amount which, when taken together with all other Investments made pursuant to this clause (13) and then outstanding, does not exceed the greater of $25.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets.

“Permitted Lease Receivable Securitization” means, with respect to the Company and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to lease receivables of any Finance Subsidiary or Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the Company or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets (calculated in dollars and converted into pounds sterling at the time of the proposed Investment) and provided further that any such Permitted Lease Receivable Securitization shall be non-recourse to, and shall not otherwise be Guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such Permitted Lease Receivable Securitization) the Company or any other Restricted Subsidiary thereof.

“Permitted Liens” means:

(1)	Liens on the assets of the Company securing Obligations relating to Indebtedness incurred under subsection 4.09(b)(1);

(2)	Liens on the assets of the Company securing Obligations relating to Indebtedness incurred in compliance with Section 4.09 other than clause (1), (4) or (11) of paragraph (b) thereof, provided that the aggregate principal amount of all Indebtedness secured by such liens at any time outstanding shall not exceed the greater of $25.0 million and 2.5% of Adjusted Consolidated Net Tangible Assets;

(3)	Liens securing the Notes or any Guarantee of the Notes;

(4)	Liens in favor of the Company or any Restricted Subsidiary;

(5)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(6)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(7)	Liens existing on the date of this Indenture;

(8)	Liens to secure Obligations relating to Indebtedness (including Capital Lease Obligations) permitted by subsection 4.09(b)(4); provided, however, that any such Lien may not extend to any property or assets of the Company or any Restricted Subsidiary other than the property or assets purchased, leased, constructed or approved with the proceeds of such Indebtedness and any improvements or accessions thereto;

(9)	statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(10)	Liens on cash or Cash Equivalents (a) securing Hedging Obligations of the Company or any of its Restricted Subsidiaries, which are incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)	Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(14)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

(17)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(18)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21)	Liens on trade receivables of the Company or assets of Finance Subsidiaries or Subsidiary SPCs arising pursuant to a Permitted Asset Securitization (which Liens shall be limited to accounts, including lease receivables, and chattel paper therein), in an amount at any time outstanding not to exceed (a) the greater of (i) £100.0 million or (ii) 15% of Adjusted Consolidated Net Tangible Assets (calculated in dollars and converted into pounds sterling at the time of the proposed Investment) in the case of a Permitted Lease Receivable Securitization and (b) the greater of (i) $100.0 million and (ii) 10% of Adjusted Consolidated Net Tangible Assets in the case of a Permitted Trade Receivable Securitization;

(22)	Liens on the assets of Foreign Subsidiaries securing Indebtedness incurred under subsection 4.09(b)(11); and

(23)	Liens on the property or assets of the Company or any Restricted Subsidiary to secure any Obligations incurred in refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (3), (5), (6) or (7) above; provided, however, that any such Lien shall be limited to all or part of the same property or assets that secured the original Lien (together with improvements and accessions to such property or assets) and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to any amount greater than the sum of:

(a)	the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (3), (5), (6) or (7) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(b)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such refinancing;

(24)	Liens securing Obligations relating to Indebtedness of the Company or its Subsidiaries relating to Rental Pool Capital Expenditures in an aggregate amount at any time outstanding not to exceed the greater of (a) $100.0 million or (b) 40% of the sum of the “Property and Equipment, net” and “Equipment on operating leases, net of accumulated depreciation” line items on the Company’s balance sheet for the most recently ended fiscal quarter; and

(25)	Liens on lease receivables, financing contracts and related assets securing Obligations of the Company and its Restricted Subsidiaries pursuant to the Program Agreement dated March 31, 2004 between the Company and General Electric Capital Corporation, including the Canadian Rider dated June 30, 2004, as the same may be amended, supplemented extended or replaced from time to time.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any premium and defeasance costs necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the Notes, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; and

(5)	such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Trade Receivable Securitization” means, with respect to the Company and its Subsidiaries, any pledge, sale, transfer, contribution, conveyance or other disposition of accounts, chattel paper or related rights (each as defined in the UCC) and associated collateral, lockbox and other collection accounts, records and/or proceeds relating to trade receivables of the Company and its Subsidiaries, directly or indirectly through a Subsidiary SPC, which such sale, transfer, contribution, conveyance or other disposition is funded by the recipient of such assets in whole or in part by borrowings or the issuance of instruments or securities that are paid principally from the cash derived from such assets or interests in such assets; provided that the aggregate amount of gross proceeds available to the Company or any Subsidiary in connection with all such transactions shall not at any time exceed the greater of (i) $100.0 million and (ii) 100% of Adjusted Consolidated Net Tangible Assets and provided further that any such Permitted Trade Receivable Securitization shall be non-recourse to, and shall not otherwise be Guaranteed by (other than performance Guarantees not involving a monetary obligation in connection with such Permitted Trade Receivable Securitization) the Company or any other Restricted Subsidiary thereof.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in clause (1) of subsection 2.07(g) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Equity Offering” means an offer and sale of common stock (other than Disqualified Stock) of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the date of this Indenture, the Registration Rights Agreement, to be dated the date of this Indenture, among the Company, Wachovia Capital Markets, LLC and Lehman Brothers Inc. and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Rental Pool Capital Expenditures” means, with respect to the Company and its Subsidiaries for any period, all expenditures made in connection with the acquisition, replacement or repair of any equipment that will be revenue producing and rented or leased to customers of such Persons.

“Replacement Assets” means (1) assets (other than cash, Cash Equivalents or securities) that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary or (3) Capital Stock constituting a minority interest in a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as such term is used in Rule 903(b)(2) of Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired (other than transient ownership of equipment to be subject to an Operating Lease after its acquisition), whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Company’s payment obligations under the Notes.

“Subsidiary Guarantors” means each Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns until released from their obligations under their Guarantees and the Indenture in accordance with the terms of the Indenture.

“Subsidiary SPC” means each Subsidiary organized as a special purpose entity solely (i) to acquire accounts, chattel paper or related rights from the Company or its Subsidiaries pursuant to one or more Permitted Asset Securitizations, and (ii) to sell, convey, pledge or otherwise transfer such assets, any interests therein and any assets related thereto, to one or more trusts, partnerships, corporations or other entities under such Permitted Asset Securitizations.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

“Trustee” means The Bank of New York, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Unlegended Regulation S Global Note” means a global Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued following expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) IKON Receivables-2, LLC and IKON Receivables Funding, LLC and (ii) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16, and any Subsidiary of such Subsidiary.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Act”	11.14
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.04
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Related Proceedings”	11.09
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Reversion Date”	4.20
“Specified Courts”	11.09
“Suspended Covenants”	4.20
“Suspension Date”	4.20

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor upon the indenture securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	provisions apply to successive events and transactions; and

(f)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note represents such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

At least one Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue on the date hereof of $225.0 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Methods of Receiving Payments on the Notes.

All payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04. Registrar and Paying Agent.

(a) The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (a “ Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (a “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or the Company becomes aware that DTC has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or the date the Company becomes aware of such circumstance; (2) the Company at its option notifies the Trustee in writing that it elects to exchange the Global Notes (in whole but not in part) for Definitive Notes; or (3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (1), (2) or (3) immediately above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to the applicable provisions of Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this subsection 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in subsection 2.07(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (1) or (2) of this subsection, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this clause (1) of subsection 2.07(b).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to clause (1) of this subsection 2.07(b), the transferor of such beneficial interest must deliver to the Registrar either (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(i) immediately above. Upon consummation of a Registered Exchange Offer by the Company in accordance with subsection 2.07(f) hereof, the requirements of this clause (2) of subsection 2.07(b) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to subsection 2.07(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (2) of this subsection 2.07(b) and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (2) of this subsection 2.07(b) and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (2) it is not an affiliate (as defined in Rule 144) of the Company and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subclause (B) or (D) immediately above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subclause (B) or (D) immediately above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subclause (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3)(b) thereof, if applicable; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to subsection 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this clause (1) of subsection 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this clause (1) of subsection 2.07(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (2) it is not an affiliate (as defined in Rule 144) of the Company and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subclause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in clause (2) of subsection 2.07(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to subsection 2.07(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this clause (3) of subsection 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this clause (3) of subsection 2.07(c) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof; or

(B) if such Restricted Definitive Note is being transferred in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subclause (A) above, the appropriate Restricted Global Note, in the case of subclause (B) above, the 144A Global Note, and in the case of subclause (C) above, the Regulation S Global Note, in accordance with subsection 2.07(h) hereof.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (2) it is not an affiliate (as defined in Rule 144) of the Company and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Note proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subclause (D), if the Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subclauses in this clause (2) of subsection 2.07(d), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subclause (2)(B), (2)(D) or clause (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this subsection 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this subsection 2.07(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if such Restricted Definitive Note is being transferred in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item 3(a) thereof.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (2) it is not an affiliate (as defined in Rule 144) of the Company and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subclause (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (B) they are not affiliates (as defined in Rule 144) of the Company, and (C) they are acquiring the Exchange Notes in their ordinary course of business, and (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A)	SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

(i)	(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (e) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE ISSUER SO REQUESTS),

(ii)	TO THE ISSUER, OR

(iii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B)	THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clause (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or subsection (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if any beneficial interest in a Global Note is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s written order or at the Registrar’s request.

(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.07, 3.08, 4.10, 4.14 and 9.05 hereof).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent, if different Persons from the Trustee, shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION AND OFFERS TO

PURCHASE

Section 3.01. Notices to Trustee.

(a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 75 days (or such shorter period as is acceptable to the Trustee) before a redemption date, an Officers’ Certificate setting forth (1) the clause of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of Notes to be redeemed, (4) the redemption price and (5) whether the Company requests that the Trustee give the notice of redemption in the Company’s name and at its expense.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or in accordance with any other method the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed, within 15 days of receiving the Officers’ Certificate pursuant to Section 3.01 hereof. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(6) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b) The notice of redemption, if mailed in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

(a) Not later than 11:00 am Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of subsection 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with subsection 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

(a) Except as set forth in subsection 3.07(b), the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to September 15, 2010. On or after September 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2010	103.8750%
2011	102.5833%
2012	101.2917%
2013 and thereafter	100.0000%

(b) At any time prior to September 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of Notes issued hereunder (including any Additional Notes) at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that (1) at least 65% of the aggregate principal amount of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Repurchase Offers.

(a) In the event that, pursuant to Section 4.10 or 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified in this Section 3.08.

(b) The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days from the date a notice is mailed in accordance with subsection 4.14(a), except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

(d) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

(1) that the Repurchase Offer is being made pursuant to this Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest and Additional Interest, if any;

(4) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, on and after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the expiration of the Offer Period;

(7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a notice in the form specified in the Repurchase Offer setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, in the case of a Repurchase Offer pursuant to Section 4.10, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e) On the Purchase Date, the Company shall, to the extent lawful, accept for payment the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.08. In the case of a Repurchase Offer made pursuant to Section 4.10, if the aggregate amount of Notes tendered exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase. If a Holder tendered a portion of a Note or if only a portion of a Note tendered by a Holder was purchased by the Company, the Company shall promptly issue a new Note and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

Section 3.09. Mandatory Redemption.

Except as set forth in Sections 4.10 and 4.14 hereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

Section 4.03. Reports.

(a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of the Notes and to the Trustee, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.03(a) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, the Company will furnish to the Holders, to the Trustee and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.	[Intentionally omitted]

Section 4.06.	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in (i) Equity Interests (other than Disqualified Stock) of the Company or (ii) to the Company or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to its other holders of Equity Interests on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its ownership in such class or series of Equity Interests) of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any of the Company’s Restricted Subsidiaries) or any Equity Interests of any of its Subsidiaries (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries) that are held by an Affiliate of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (a) payment of interest or principal at the Stated Maturity thereof; or to satisfy a scheduled sinking fund or amortization or other installment obligation thereon or (b) the purchase, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a payment at the Stated Maturity thereof or a sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition; or

(4) make any Restricted Investment (all such payments and other actions described in clauses (1) through (4) in this subsection 4.07(a) being collectively referred to as “Restricted Payments”),

provided, however, that the Company or any of its Restricted Subsidiaries may make a Restricted Payment if, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (1), (3), (4), (5), (6), (7), (8), (9), (10) and (11) of subsection 4.07(b) hereof), is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100%, of such deficit); plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of property and assets (other than Indebtedness) received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; provided, however, that no amount shall be included under this clause (iii) to the extent it is already included in Consolidated Net Income; plus

(iv) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment).

(b) The provisions of subsection 4.07(a) shall not prohibit:

(1) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company in an amount not to exceed $75.0 million, provided that the Company may repurchase additional Capital Stock, in an aggregate amount not to exceed an additional $75.0 million during the life of the Notes, if the Net Leverage Ratio determined as of the end of the Company’s most recently ended fiscal quarter preceding the date of such proposed redemption, repurchase, retirement or other acquisition for which financial statements are available would have been no greater than 2.0:1;

(2) the payment of any dividend within 60 days after the date of declaration thereof, provided that on the date of such declaration such payment would have complied with the provisions of this Indenture;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock);

(4) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Subordinated Indebtedness in accordance with Section 4.09 hereof;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(6) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employees or directors of the Company pursuant to any management equity subscription agreement, employee agreement or stock option agreement approved by the Board of Directors of the Company; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of (a) $2.0 million and (b) the amount of Restricted Payment permitted but not made pursuant to this clause (7) in the immediately preceding fiscal year;

(8) dividends paid on shares of Disqualified Stock of the Company issued in accordance with Section 4.09 hereof;

(9) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of dividends on the Company’s issued and outstanding Common Stock (other than Disqualified Stock) in an amount not to exceed $0.04 per share (as adjusted for stock splits and similar transactions after the date of this Indenture) per fiscal quarter; provided that the aggregate amount of all dividends declared or paid pursuant to this clause (9) shall not exceed $22.0 million in any fiscal year;

(10) the defeasance, redemption, repurchase or other acquisition of the Company’s 5.0% Convertible Subordinated Notes due 2007 with the proceeds of the offering of the Notes; and

(11) so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments in an aggregate amount not to exceed $25.0 million.

(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) Subsection 4.08(a) shall not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of this Indenture (as determined in good faith by the Company, whose determination will be conclusive);

(2) this Indenture and the Notes;

(3) any Finance Subsidiary or Subsidiary SPC that is a Foreign Subsidiary of the Company;

(4) applicable law;

(5) any Person, or the property or assets of such Person, acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition (as determined in good faith by the Company, whose determination will be conclusive);

(6) in the case of clause (3) of subsection 4.08(a):

(A)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture; or

(C)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary of the Company;

(8) the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if either:

(i)	such encumbrances or restrictions, taken as a whole, are no more restrictive in the aggregate than those contained in this Indenture or the Notes (as determined in good faith by the Company, whose determination shall be conclusive), or

(ii)	A. the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

B. the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company, whose determination will be conclusive), and

C. the Company determines in good faith that any such encumbrance or restriction will not materially adversely affect the Company’s ability to make principal or interest payments on the Notes; and

(9) the terms of a Permitted Asset Securitization entered into by a Finance Subsidiary, Subsidiary SPC or a Restricted Subsidiary.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness, and the Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b) Section 4.09(a) hereto will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (1) and then outstanding, does not exceed (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) the greater of (a) $225.0 million less (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to Section 4.10 hereto and (ii) the principal component of amounts outstanding under a Permitted Asset Securitization to the extent a corresponding reduction is required under the Credit Facilities or (b) the Borrowing Base;

(2) Existing Indebtedness of the Company and its Restricted Subsidiaries;

(3) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Indenture and the Exchange Notes to be issued pursuant to the Registration Rights Agreement and Guarantees of the Notes and any Exchange Notes by Restricted Subsidiaries;

(4) the incurrence by the Company of Indebtedness (i) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or cost of construction or improvement of property, plant or equipment used in the business of the Company (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) at the time of, or within 270 days after, such purchase, lease, construction or improvement or (ii) as part of a Sale and Leaseback Transaction, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $10.0 million and (b) 1% of Adjusted Consolidated Net Tangible Assets;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under subsection 4.09(a) or clauses (2), (3), (4), (5), or (13) of this subsection 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(i)	if the Company is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

(ii)	(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or any of its Restricted Subsidiaries, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(iii)	Indebtedness owed to the Company must be evidenced by an unsubordinated promissory note;

(7) the Guarantee by the Company and any of its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

(8) (i) Indebtedness of the Company and any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by the Company in connection with such disposition, (ii) Indebtedness of the Company represented by letters of credit for the account of the Company issued in the ordinary course of business of the Company to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker’s compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company in the ordinary course of business and (iii) Indebtedness of the Company and any of its Restricted Subsidiaries arising from the honoring by a bank or financial institution of a check, draft of similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that, in the case of this clause (iii), such Indebtedness is extinguished within five Business Days of its incurrence;

(9) Guarantees of the Company with respect to Operating Lease payments;

(10) Indebtedness of the Company relating to Rental Pool Capital Expenditures in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (10) and then outstanding, does not exceed the greater of (a) $100.0 million or (b) 40% of the sum of the “Property and Equipment, net” and “Equipment on operating leases, net of accumulated depreciation” line items on the Company’s consolidated balance sheets for the most recently ended fiscal quarter;

(11) Indebtedness of any Foreign Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (11) and then outstanding, does not exceed $15.0 million;

(12) Indebtedness of the Company and any of its Restricted Subsidiaries incurred in connection with a Permitted Asset Securitization; and

(13) the incurrence by the Company of additional Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness incurred pursuant to this clause (13) and then outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (13), does not exceed $15.0 million.

(c) For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of subsection 4.09(b), or is entitled to be incurred pursuant to subsection 4.09(a), the Company shall be permitted to classify on the date of its incurrence such item of Indebtedness in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date of this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt set forth in subsection 4.09(b). In addition, any Indebtedness originally classified as incurred pursuant to clauses (2) through (13) of subsection 4.09(b) may later be reclassified by the Company such that it will be deemed as having been incurred pursuant to another one or more of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such other clause or clauses at the time of such reclassification.

(d) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(e) Any Indebtedness that is permitted to be incurred pursuant to this Section 4.09 by the Company but not a Restricted Subsidiary may be incurred by any Restricted Subsidiary that Guarantees payment of the Notes and otherwise complies with the requirements of Section 4.21 that would be applicable if such Restricted Subsidiary Guaranteed Indebtedness of the Company.

Section 4.10. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such Fair Market Value, if in excess of $20.0 million, is determined by the Company’s Board of Directors and evidenced by a Board Resolution set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both. For purposes of this clause (3), each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiaries (other than contingent liabilities, and liabilities that are owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days of such Asset Sale.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay (i) Indebtedness secured by such assets, (ii) Indebtedness under a Credit Facility or (iii) Indebtedness of a Restricted Subsidiary of the Company and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business.

(c) Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in subsection 4.10(b) above within 360 days after the receipt of such Net Proceeds (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within 360 days after the date of the receipt of such Net Proceeds) will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes in conformance with this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company (as determined in good faith by the Company, whose determination will be conclusive); and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of subsection 4.11(a):

(1) transactions between or among the Company and/or its Restricted Subsidiaries or any of its wholly-owned Subsidiaries;

(2) payment of reasonable and customary fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and compensation (including amounts paid pursuant to employee benefit plans or arrangements) paid to, and indemnity provided for the benefit of, officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors of the Company in good faith shall have approved the terms thereof;

(3) Permitted Investments or Restricted Payments that are permitted by Section 4.07;

(4) any issuance or sale of Capital Stock (other than Disqualified Stock) of, or any capital contribution to, the Company; or

(5) any transaction with a wholly-owned Finance Subsidiary or wholly-owned Subsidiary SPC in connection with a Permitted Asset Securitization.

Section 4.12. Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets now owned or hereafter acquired, that secures Indebtedness, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with (or, in the case of Subordinated Indebtedness, prior to) the obligations so secured until such time as such obligations are no longer secured by such Lien.

Section 4.13. Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Repurchase upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to, but not including, the date of purchase (the “Change of Control Payment Date” which date will be no earlier than the date of such Change of Control). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby).

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry), to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes tendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

(d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15.	[intentionally omitted].

Section 4.16.	Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, provided that:

(1) the Subsidiary to be so designated has total assets of $1,000 or less; or

(2) if such Subsidiary has total assets of more than $1,000:

(A) any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated that survives such designation will be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09;

(B) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment either (i) would be permitted under Section 4.07 or (ii) would constitute a Permitted Investment;

(C) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any of its Restricted Subsidiaries;

(D) the Subsidiary being so designated:

(i)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(ii)	has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(E) no Default or Event of Default would be in existence following such designation; or

(3) such designation is effective immediately upon such entity becoming a Subsidiary.

(b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 4.16, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guarantee previously made by such Restricted Subsidiary.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments (a) would be permitted under Section 4.07 or (b) would constitute Permitted Investments;

(3) all Liens of such Unrestricted Subsidiary securing Indebtedness existing at the time of such designation would be permitted under Section 4.12; and

(4) no Default or Event of Default would be in existence following such designation.

Section 4.17. Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.	[intentionally omitted].

Section 4.19.	Sale and Leaseback Transactions.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction, provided that the Company or any or its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have incurred (a) Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in subsection 4.09(a) and (b) a Lien to secure such Indebtedness pursuant to Section 4.12;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value, as determined in good faith by the Company, whose determination shall be conclusive, and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the Company applies the proceeds of such transaction in compliance with Section 4.10.

Section 4.20. Suspension.

(a) Following the first day (the “Suspension Date”) that: (i) the Notes have a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s, and (ii) no Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.19, 4.21 and clause (3) of subsection 5.01(a) (collectively, the “Suspended Covenants”).

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of subsection 4.20(a) and, on any subsequent date (the “Reversion Date”), either S&P or Moody’s withdraws its ratings or downgrades the rating assigned to the Notes so that the test set forth in clause (i) of subsection 4.20(a) is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. Notwithstanding that the Suspended Covenants may be reinstated, no Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the period between the Suspension Date and the Reversion Date. Compliance with respect to Restricted Payments made after the Reversion Date will be calculated in accordance with Section 4.07 as if Section 4.07 had been in effect during the entire period of time from the Issue Date.

Section 4.21. Issuances of Guarantees by Restricted Subsidiaries.

(a) The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Notes; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(b) Subsection 4.21(a) shall not apply to any Guarantee:

(1) of Indebtedness incurred pursuant to clauses (1) and (2) of the definition of Permitted Debt contained in Section 4.09(b) or Permitted Refinancing Indebtedness in respect thereof; or

(2) that constitutes a Permitted Lien.

(c) The Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale or other disposition complies with Section 4.10; or

(2) in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this Section 4.21, except a discharge or release by, or as a result of, a payment under such Guarantee.

ARTICLE FIVE

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) convey, transfer or lease its properties and assets substantially as an entirety, in one or more related transactions, to another Person or Persons, unless:

(1) either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such conveyance, transfer or lease shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3) immediately after giving effect to such transaction, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance, transfer or lease shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

(b) Clause (3) of subsection 5.01(a) shall not apply to any merger, consolidation or conveyance, transfer or lease of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02. Successor Corporation Substituted.

The Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such conveyance, transfer or lease shall have been made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from any obligation to pay the principal or premium, if any, and interest on, the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest (including any Additional Interest) on the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10, 4.14 or 5.01;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at final maturity thereof; or

(B) results in the acceleration of such Indebtedness prior to its final maturity,

and, in each case the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default, aggregates $20.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case; or

(C) makes a general assignment for the benefit of its creditors, and

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, in an involuntary case; or

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

A Default under clause (4) of subsection 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

Section 6.02. Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of subsection 6.01(a) hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Additional Interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

(a) Subject to Sections 6.07 and 9.02, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration,

(C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by such Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2) all Events of Default, other than the non-payment of amounts of principal (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in subsection 6.04(a).

(b) The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to the waiver provided in subsection 6.04(a) and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06. Limitation on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, or interest or premium and Additional Interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of subsection 6.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, and Additional Interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

Except to the extent, if any, provided otherwise in the Trust Indenture Act of 1939 (as from time to time in effect):

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this subsection does not limit the effect of subsection (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except to the extent the Trustee may, at its sole option, otherwise agree with the Company.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Notes.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the losses, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 11.02 hereof, and such notice references the Notes.

(h) The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine books, records and premises of the Company, personally or by agent or attorney.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, interest or Additional Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and services, including for any agent capacity in which it acts, hereunder as may be agreed between the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee and its officers, directors, employees, representatives and agents against any and all losses, liabilities or expenses incurred by it, including for any agent capacity in which it acts, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the failure to notify the Company impairs the Company’s ability to defend such claim. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of subsection 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

(g) If the Trustee is removed without cause, all of the Trustee’s fees and expenses incurred prior to such removal shall be paid to the Trustee promptly.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19 and 4.21 and shall not be subject to clause (3) of subsection 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants and conditions, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3) through (6) of subsection 6.01(a) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (A) on the date of such deposit; or (B) insofar as the Events of Default set forth in clauses (7) and (8) of subsection 6.01(a) are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the defeasance trust does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(8) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under subsection 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest, or additional interest, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, interest, or Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding subsection 9.02(e) of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(1) to cure any ambiguity, defect or inconsistency;

(2) to make any change that does not adversely affect the rights of any holder of the Notes in any material respect;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(5) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(7) to comply with Section 4.21, including to release any Subsidiary Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee in accordance with this Indenture;

(8) to provide a Guarantee of the Notes by one or more Subsidiaries of the Company;

(9) to evidence and provide for the acceptance of appointment of a successor Trustee; or

(10) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under subsection 7.02(b) hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

(a) Except as otherwise provided in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and be of no further effect.

(c) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in Section 6.04 or 6.07;

(7) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(8) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company of any of their rights or obligations under this Indenture; or

(9) make any change in this subsection 9.02(c).

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE TEN

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the Stated Maturity or the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding subsection (a) of this Section 10.01 above, the Trustee shall pay to the Company from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Ten.

(d) After the conditions to discharge contained in this Article Ten have been satisfied, and the Company has paid or caused to be paid all other sums payable hereunder by the Company, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Company under this Indenture.

Section 10.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 10.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.02. Notices.

(a) Any notice or communication by the Company, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company :

IKON Office Solutions, Inc.
70 Valley Stream Parkway,
Malvern, PA 19355
Facsimile: (610) 408-7028

Attention: Chief Executive Officer and Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Facsimile: (212) 474-3700

Attention: Andrew J. Pitts, Esq.

If to the Trustee:

The Bank of New York
Corporate Finance Unit
101 Barclay Street — Floor 8W
New York, NY 10286
Facsimile: (646) 835-8457

Attention: Corporate Finance Unit

(b) The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel (who may rely upon and Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 11.05. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 11.08. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.09. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 11.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 11.14.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 11.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 11.15. Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.16. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

IKON Office Solutions, Inc.

By:	/s/ KATHLEEN M. BURNS

	Name: Title:	Kathleen M. Burns Vice President and Treasurer

* N.A. means not applicable. This Cross-Reference Table is not part of the Indenture

The Bank of New York, as Trustee

By:	/s/ MARY LAGUMINA

Name: Mary Lagumina Title: Vice President

EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT:

(A)	SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY

(i)	(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (d) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (e) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (f) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, IF THE ISSUER SO REQUESTS),

(ii)	TO THE ISSUER, OR

(iii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B)	THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

CUSIP [ ]

No. **$ **

IKON OFFICE SOLUTIONS, INC.

7.75% SENIOR NOTES DUE 2015

Issue Date:

IKON Office Solutions, Inc., an Ohio corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] ($ ) on September 15, 2015.

Interest Payment Dates: March 15 and September 15, commencing March 15, 2006.

Record Dates: March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

IKON OFFICE SOLUTIONS, INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 7.75% Senior Notes due 2015 described in the within-mentioned Indenture.

Dated:

The Bank of New York,

as Trustee

By:

Authorized Signatory

[Reverse Side of Note]

IKON OFFICE SOLUTIONS, INC.

7.75% Senior Notes due 2015

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Company promises to pay interest on the principal amount of this Note at 7.75% per annum from the date hereof until maturity and shall pay the additional interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest and additional interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the date of original issuance or if interest has already been paid from the most recent interest payment date to which interest has been paid; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and additional interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and additional interest, if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest and in Sections 3.07 and 3.08 of the Indenture with respect to redemptions and offers to repurchase. All payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of September 21, 2005 (“Indenture”) among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5. Optional Redemption. (a) Except as set forth in paragraph 5(b) below, the Company shall not have the option to redeem any Notes prior to September 15, 2010. On or after September 15, 2010, the Company may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to, but not including the applicable redemption date, if redeemed during the twelve-month period beginning on September 15, of the years indicated below:

Year	Percentage
2010	103.8750%
2011	102.5833%
2012	101.2917%
2013 and thereafter	100.0000%

(b) Notwithstanding the foregoing, at any time prior to September 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that (A) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company or its Subsidiaries; and (B) the redemption must occur within 90 days of the date of the closing of such Public Equity Offering.

6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holder.

(a) Repurchase Upon a Change of Control. If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer by the Company (a “Change of Control Offer”), on the terms set forth in the Indenture, at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to, but not including, the Change of Control Payment Date (as defined below), which date will be no earlier than the date of such Change of Control. Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b) Repurchase with Proceeds from Asset Sale. Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Proceeds at its option: to repay (i) Indebtedness secured by such assets; (ii) Indebtedness under a Credit Facility or (iii) Indebtedness of a Restricted Subsidiary of the Company and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or to purchase Replacement Assets or to make a capital expenditure in or that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph within 360 days after the receipt of such Net Proceeds (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within 360 days after the date of the receipt of such Net Proceeds) will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

8. Denominations, Transfer, Exchange. The Notes are in registered form without interest coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. Transfer may be restricted as provided in the Indenture.

9. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and subject to certain exceptions, an existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to, among other things, cure any ambiguity, defect or inconsistency, or to make any change that does not adversely affect the rights under the Indenture of any such Holder in any material respect.

11. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Additional Interest) if it determines that withholding notice is in their interest. Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind and annul a declaration of acceleration pursuant to Section 6.02 of the Indenture, and its consequences, if certain conditions are satisfied, and waive any related existing Default or Event of Default, except an Event of Default in the payment of interest or additional interest on, or the principal of, the Notes, if certain conditions are satisfied.

12. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may be or become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of September 21, 2005, between the Company and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (the “Registration Rights Agreement”).

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

If to the Company:

IKON Office Solutions, Inc.
70 Valley Stream Parkway,
Malvern, PA 19355
Facsimile: (610) 408-7028

Attention: Chief Executive Officer and Chief Financial Officer

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

• Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

Section 4.10 Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_________________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Note	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF LEGENDED REGULATION S GLOBAL NOTE

The following exchanges of a part of this Legended Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Legended Regulation S Global Note, have been made:

Principal Amount at
	Amount of Decrease in	Amount of Increase in	Maturity	Signature of
	Principal Amount at	Principal Amount at	of this Global Note	Authorized Officer
	Maturity	Maturity	Following such	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

IKON Office Solutions, Inc.
70 Valley Stream Parkway,
Malvern, PA 19355
Attention: Chief Financial Officer

The Bank of New York

Corporate Finance Unit

101 Barclay Street — Floor 8W

New York, NY 10286

Re: 7.75% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of September 21, 2005 (the “Indenture”), among IKON Office Solutions, Inc., an Ohio corporation (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $     in such Note[s] or interests (the “Transfer”), to      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected to the Company or a subsidiary thereof; or

(b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(A) a beneficial interest in the:

(i) 144A Global Note (CUSIP      ); or

(ii)	Regulation S Global Note (CUSIP ); or

(B) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(A) a beneficial interest in the:

(i) 144A Global Note (CUSIP      ); or

(ii) Regulation S Global Note (CUSIP      ); or

(iii) Unrestricted Global Note (CUSIP      ); or

(B) a Restricted Definitive Note; or

(C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

IKON Office Solutions, Inc.
70 Valley Stream Parkway,
Malvern, PA 19355

Attention: Chief Financial Officer

The Bank of New York

Corporate Finance Unit

101 Barclay Street — Floor 8W

New York, NY 10286

Attention: Corporate Finance Unit

Re: 7.75% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of September 21, 2005 (the “Indenture”), among IKON Office Solutions, Inc., an Ohio corporation (the “Company”), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

144A Global Note, :

Regulation S Global Note, :

with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

IKON Office Solutions, Inc.
70 Valley Stream Parkway,
Malvern, PA 19355

Attention: Chief Financial Officer

The Bank of New York

Corporate Finance Unit

101 Barclay Street — Floor 8W

New York, NY 10286

Attention: Corporate Finance Unit

Re: 7.75% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of September 21, 2005 (the “Indenture”), among IKON Office Solutions, Inc., an Ohio corporation (the “Company”) and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $     aggregate principal amount of:

(a) beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:

[Insert Name of Accredited Investor]

By:
Name:
Title: